EXHIBIT 10.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of March 22, 2018 by and among Cars.com Inc., a Delaware corporation (the “Company”), and the entities and natural persons set forth in the signature pages hereto (collectively, “Starboard”) (each of the Company and Starboard, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company and Starboard have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;

WHEREAS, as of the date of this Agreement, Starboard has a combined economic and beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act (as defined below)) interest in the common stock, par value $0.01 per share, of the Company (the “Common Stock”) totaling, in the aggregate, 6,377,000 shares (the “Shares”), or approximately 8.9% of the Common Stock issued and outstanding on the date of this Agreement (“Starboard’s Ownership”); and

WHEREAS, as of the date of this Agreement, the Company and Starboard have determined to come to an agreement with respect to the composition of the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties to this Agreement, intending to be legally bound, agree as follows:

Board Appointments; Leadership Structure and Related Agreements

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(a)Board Appointments.

(i)The Company agrees that, as promptly as practicable after the completion of the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”), the Board and all applicable committees of the Board shall take all necessary actions to increase the size of the Board from eight (8) to eleven (11) and to appoint to the Board each of: Michael Kelly and Bryan Wiener (each, a “Starboard Designee”) and an additional director to be mutually agreed by the Company and Starboard pursuant to Section 1(a)(ii) hereof (the “Additional Independent Director”, and together with the Starboard Designees, each a “New Appointee”).

(ii)Within thirty-five (35) days following the execution of this Agreement, each of Starboard and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) shall submit to the other the names of two (2) individuals for consideration as Additional Independent Director candidates.  Each such candidate submitted by Starboard must (A) be independent of Starboard (for the avoidance of doubt, the nomination by Starboard of any person to serve on the board of another company shall not (in and of itself) cause such person not to be deemed independent of Starboard), (B) qualify as “independent” pursuant to

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New York Stock Exchange (the “NYSE”) listing standards, (C) have the relevant financial and business experience to be a director of the Company, and (D) satisfy the publicly disclosed guidelines and policies with respect to service on the Board.  Promptly thereafter, Starboard and Mr. Scott Forbes shall meet to discuss such Additional Independent Director candidates (which discussions shall be conducted reasonably and in good faith) and mutually agree on which candidate(s) the Parties will interview. Each Party shall use its reasonable best efforts to conduct any interview(s) of the mutually agreed upon Additional Independent Director candidate(s) as promptly as practicable after such meeting, but in any case, assuming reasonable availability of the applicable candidate(s), within ten (10) business days after such meeting.  As promptly as practicable after the Parties have conducted such interview(s), the Parties shall discuss (which discussions shall be conducted reasonably and in good faith) and mutually agree on an Additional Independent Director candidate to recommend to the Board for appointment to the Board (the “Preferred Candidate”).  Within five (5) business days following the receipt of such recommendation as to the Preferred Candidate, the Board shall vote on the appointment of the Preferred Candidate to the Board; provided, however, that if the Board does not appoint the Preferred Candidate to the Board, the Parties shall continue to follow the procedures of this Section 1(a)(ii) until a candidate mutually agreed upon by the Parties is appointed to the Board as the Additional Independent Director. Effective upon the appointment of the Additional Independent Director to the Board, such Additional Independent Director will be considered a New Appointee for all purposes of this Agreement.  The Parties acknowledge and agree that it is their intent that the Additional Independent Director shall be appointed to the Board as promptly as practicable after completion of the 2018 Annual Meeting.

(iii)If any Starboard Designee (or any Starboard Replacement Director (as defined below)) is unable or unwilling to serve as a director, resigns as a director or is removed as a director prior to the expiration of the Standstill Period, and at such time Starboard’s Ownership (which at any measurement time during the Standstill Period shall include a combination of Starboard’s economic and beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock as of such time) is at least the lesser of 3.0% of the Company’s then outstanding Common Stock and 2,155,900 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (such lesser amount, the “Minimum Ownership Threshold”), Starboard shall have the ability to recommend a substitute person(s) for appointment to the Board in accordance with this Section 1(a)(iii) (any such replacement nominee shall be referred to as a “Starboard Replacement Director”, and upon becoming a Starboard Replacement Director, such person shall become a New Appointee for purposes of this Agreement).  Any Starboard Replacement Director must (A) be independent of Starboard (for the avoidance of doubt, the nomination by Starboard of any person to serve on the board of another company shall not (in and of itself) cause such person not to be deemed independent of Starboard), (B) qualify as “independent” pursuant to NYSE listing standards, (C) have the relevant financial and business experience to be a director of the Company, and (D) satisfy the publicly disclosed guidelines and policies with respect to service on the Board (in the case of each of (A) through (D), as reasonably determined by the Nominating Committee). The Nominating Committee shall make its determination and recommendation (which it shall undertake reasonably and in good faith) regarding whether such person meets the foregoing criteria within five (5) business days after (1) such nominee as a Starboard Replacement Director has submitted to the Company the documentation required by Section 1(d)(v) and (2) representatives of the Board have, if requested by the Company, conducted customary interview(s) of such

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nominee.  The Company shall use its reasonable best efforts to conduct any interview(s) contemplated by this Section 1(a)(iii) as promptly as practicable, but in any case, assuming reasonable availability of the nominee, within ten (10) business days after Starboard’s recommendation of such nominee.  In the event the Nominating Committee does not accept a person recommended by Starboard as the Starboard Replacement Director, Starboard shall have the right to recommend additional substitute person(s) whose appointment shall be subject to the Nominating Committee recommending such person in accordance with the procedures described above.  The Board shall vote on the appointment of such Starboard Replacement Director to the Board no later than five (5) business days after the Nominating Committee recommendation of such Starboard Replacement Director; provided, however, that if the Board does not appoint such Starboard Replacement Director to the Board pursuant to this Section 1(a)(iii), the Parties shall continue to follow the procedures of this Section 1(a)(iii) until a Starboard Replacement Director is appointed to the Board.  Upon a Starboard Replacement Director’s appointment to the Board, the Board and all applicable committees of the Board shall take all necessary actions to appoint such Starboard Replacement Director to any applicable committee of the Board of which the replaced director was a member immediately prior to such director’s resignation or removal or, if the Board or the applicable committee of the Board determines that the Starboard Replacement Director does not satisfy the requirements of the NYSE and applicable law with respect to service on the applicable committee (which determination shall be made reasonably and in good faith), to an alternative committee of the Board.  Until such time as any Starboard Replacement Director is appointed to any applicable committee, one of the other New Appointees (as designated by Starboard) will serve as an interim member of such applicable committee; provided, that, if the Board or the applicable committee of the Board determines that the New Appointee designated by Starboard does not satisfy the requirements of the NYSE and applicable law with respect to service on the applicable committee (which determination shall be made reasonably and in good faith), the Board may designate another member of the Board to serve as an interim member of such committee during such interim period.

(iv)If the Additional Independent Director (or any replacement thereof pursuant to this section) is unable or unwilling to serve as a director, resigns as a director or is removed as a director prior to the expiration of the Standstill Period, and at such time Starboard’s Ownership (which at any measurement time during the Standstill Period shall include a combination of Starboard’s economic and beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock as of such time) is no less than the Minimum Ownership Threshold, the Parties shall follow the procedures of Section 1(a)(ii) until a candidate mutually agreed upon by the Parties is appointed to the Board as a replacement for the Additional Independent Director (upon such replacement’s appointment to the Board, such replacement shall become the Additional Independent Director for purposes of this Agreement). Upon such replacement’s appointment to the Board, the Board and all applicable committees of the Board shall take all necessary actions to appoint such replacement to any applicable committee of the Board of which the Additional Independent Director was a member immediately prior to such director’s resignation or removal or, if the Board or the applicable committee of the Board determines that the replacement does not satisfy the requirements of the NYSE and applicable law with respect to service on the applicable committee (which determination shall be made reasonably and in good faith), to an alternative committee of the Board.

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(v)During the period commencing with the date of this Agreement through the expiration or termination of the Standstill Period (as defined below), the Board and all applicable committees of the Board shall take all necessary actions so that the size of the Board is no more than eight (8) directors except for such increase to the size of the Board (which shall be to no more than eleven (11) directors) as necessary for the appointment of the New Appointees to the Board, unless Starboard consents in writing to enlarging the Board.

(vi)During the period commencing with the date of this Agreement through the appointment of each Starboard Designee to the Board (the “Observer Period”), each Starboard Designee shall be an observer to the Board (each, an “Observer”) who shall receive copies of all documents distributed to the Board during the Observer Period, including notice of all meetings of the Board, all written consents executed by the Board, all materials prepared for consideration at any meeting of the Board, and all minutes related to each meeting of the Board contemporaneous with their distribution to the Board. Each Observer shall be permitted to attend and reasonably participate, but not vote, at all meetings of the Board during the Observer Period (whether such meetings are held in person, telephonically or otherwise).  Notwithstanding the foregoing, the Company reserves the right to exclude any Observer from access to any material or meeting or portion thereof if, and only to the extent that, the Board determines reasonably and in good faith that such exclusion is necessary to preserve the attorney-client privilege.  As a condition to serving as an Observer, each Observer shall (i) deliver to the Company a written representation that such person will comply with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company that have been provided to such person prior to such date and (ii) enter into a customary confidentiality agreement in substantially the form entered into by the members of the Board.

(vii)Starboard, on behalf of itself and its Affiliates, hereby (i) irrevocably withdraws the notice of stockholder nomination of individuals for election as directors at the 2018 Annual Meeting submitted to the Company on February 22, 2018, and (ii) irrevocably withdraws any related materials or notices submitted to the Company in connection therewith.

(b)New Appointee Committee Representation.

(i)Subject to the Company’s corporate governance guidelines and NYSE rules and applicable laws, the Board and all applicable committees of the Board shall take all actions necessary to ensure that from and after the appointment of the New Appointees to the Board pursuant to Section 1(a) and through the end of the Standstill Period, (A) Michael Kelly is appointed to the Audit Committee of the Board and the Compensation Committee of the Board (the “Compensation Committee”), (B) Bryan Wiener is appointed to the Compensation Committee and the Nominating Committee, (C) the Additional Independent Director shall be appointed to such committee or committees of the Board (for avoidance of doubt, to at least one committee of the Board) as determined by the Nominating Committee, (D) each New Appointee will serve on at least one committee of the Board and (E) each committee of the Board, including any new committee(s) that may be established, shall include at least one of the New Appointees.

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(ii)Without limiting Section 1(b)(i), the Board shall give the New Appointees the same due consideration for membership to any committee of the Board as any other independent director.

(c)2018 Annual Meeting.  The Company agrees to hold the 2018 Annual Meeting no later than May 31, 2018, subject to any delay necessitated by compliance with applicable law or regulatory or judicial order or requirement.

(d)Additional Agreements.

(i)Starboard agrees that it will cause its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate.  As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”), and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

(ii)Upon execution of this Agreement, Starboard hereby agrees that except as provided herein Starboard will not, and that it will not permit any of its controlled Affiliates or Associates to, (A) nominate or recommend for nomination any person for election at the 2018 Annual Meeting, directly or indirectly, (B) submit any proposal for consideration at, or bring any other business before, the 2018 Annual Meeting, directly or indirectly, or (C) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the 2018 Annual Meeting, directly or indirectly.  Starboard shall not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(d)(ii).

(iii)Starboard agrees that it will appear in person or by proxy at the 2018 Annual Meeting and vote all shares of Common Stock beneficially owned by Starboard at the 2018 Annual Meeting (A) in favor of the Company’s nominees and (B) in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

(iv)Starboard shall promptly (and in any event within five (5) business days) inform the Company in writing if at any time Starboard’s Ownership of Common Stock decreases to less than the Minimum Ownership Threshold.

(v)Prior to the date of this Agreement, the Starboard Designees have submitted to the Company a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check) required by the Company in connection with the appointment or election of new Board members.  As a condition for eligibility for appointment, each candidate for Additional Independent Director and any Starboard Replacement Director will promptly (but in any event prior to being placed on the Board in accordance with this Agreement) submit to the Company (x) a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation

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(including an authorization form to conduct a background check) required by the Company in connection with the appointment or election of new Board members, (y) a written representation that such person, if elected as a director of the Company, would be in compliance, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company that have been provided to such person prior to such date and (z) an executed customary confidentiality agreement in substantially the form entered into by the members of the Board.

(vi)The New Appointees, in addition to all current directors, will be required to (A) comply with all policies, procedures, codes, rules, standards and guidelines applicable to members of the Board and (B) keep confidential all Company confidential information and not disclose to any third parties (including Starboard) discussions or matters considered in meetings of the Board or Board committees.

(vii)The Company agrees that the Board and all applicable committees of the Board shall, to the extent that the Board and such committees have such authority or are entitled to so determine, take all necessary actions, effective no later than immediately following the appointment of each New Appointee, to determine, in connection with his or her initial appointment as a director and nomination by the Company at the 2018 Annual Meeting, as applicable, that such New Appointee is deemed to be (A) a member of the Incumbent Board (as such term may be defined in the definition of “Change in Control” or any similar term under Company incentive plans, options plans or employment agreements, including, without limitation, the Company’s Omnibus Incentive Compensation Plan, Deferred Compensation Plan or any other related plans or agreements that refer to any such plan’s definition of “Change in Control” or any similar term) and (B) a member of the Board as of the beginning of any applicable measurement period for the purposes of the definition of “Change in Control” or any similar term under certain incentive plans, options plans or employment agreements of the Company, including, without limitation, any severance plan or change-in-control severance plan.

(viii)Promptly following the execution of this Agreement, Mr. Scott Forbes and Michael Kelly shall confer to establish an appropriate mandate for a third-party consulting firm (the “Consulting Firm”) to study and make recommendations to the Board in the areas they mutually agree. Upon their mutual agreement as to the scope of work of the Consulting Firm, Mr. Forbes and Michael Kelly shall be authorized to retain at the Company’s expense, on behalf of the Board and the Company, the Consulting Firm.  The Consulting Firm shall report its findings and recommendations to the full Board, it being understood and agreed that the Company shall not be required to adopt or implement any such recommendations absent approval of the Board.

(ix)The Board shall review and recommend targeted ranges for revenue and adjusted EBITDA margins for fiscal years 2019, 2020 and 2021, which the Board shall determine after consideration of the recommendations made by the Consulting Firm, consistent with the prior presentation of similar targeted ranges for such metrics by the Company to its stockholders (as approved by the Board, the “Targets”). On or prior to February 28, 2019, the Company shall issue a press release or public announcement publishing the Targets (the date of such announcement, the “Target Announcement Date”).  If the Target Announcement Date is

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subsequent to, or less than thirty (30) calendar days prior to, the deadline for the submission of stockholder nominations for the 2019 Annual Meeting (as defined below) pursuant to the Company’s Bylaws, effective on or prior to the Target Announcement Date, the Board and all applicable committees of the Board shall take all necessary actions to extend such deadline to a date at least thirty (30) calendar days following the Target Announcement Date.

(x)From the date of this Agreement until each Starboard Designee is appointed to the Board, the Company and the Board shall not take any actions to amend, or seek to amend, the Company’s governance structure, including through amendments to the Company’s Certificate of Incorporation and/or Bylaws, in a way that materially reduces, from a governance perspective, the rights of the Company’s stockholders.

Standstill Provisions

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(a)Starboard agrees that, from the date of this Agreement until the earlier of (x) the date that is thirty (30) calendar days prior to the deadline for the submission of stockholder nominations for the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) pursuant to the Company’s Bylaws or (y) the date that is 120 days prior to the first anniversary of the 2018 Annual Meeting (the “Standstill Period”), neither it nor any of its controlled Affiliates or Associates will, and it will cause each of its controlled Affiliates and Associates not to, directly or indirectly, in any manner:

(i)engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;

(ii)form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the entities or persons identified on Exhibit A, but does not include any other entities or persons not identified on Exhibit A as of the date hereof); provided, however, that nothing herein shall limit the ability of an Affiliate of Starboard to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;

(iii)deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the members of Starboard and otherwise in accordance with this Agreement;

(iv)seek or submit, or encourage any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the appointment, election or removal of any directors; provided, however, that nothing in this Agreement shall prevent Starboard or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2019 Annual Meeting so long as such actions do not create a public disclosure obligation for Starboard or the Company and are

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undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with Starboard’s normal practices in the circumstances;

(v)(A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, (B) make any offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company, (C) affirmatively solicit a third party, on an unsolicited basis, to make an offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company, or publicly encourage or support any third party in making such an offer or proposal, (D) publicly comment on any third party proposal regarding any merger, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to the Company by such third party prior to such proposal becoming public or (E) call or seek to call a special meeting of stockholders;

(vi)seek, alone or in concert with others, representation on the Board, except as specifically permitted in Section 1;

(vii)advise, encourage, support or influence any person or entity with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, except in accordance with Section 1; or

(viii)make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party.

(b)Except as expressly provided in Section 1 or Section 2(a), Starboard shall be entitled to (i) vote its shares on any other proposal duly brought before the 2018 Annual Meeting or otherwise vote as Starboard determines in its sole discretion and (ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefor (in each case, subject to Section 1(d)(iii)).

(c)Nothing in Section 2(a) shall be deemed to limit the exercise in good faith by a New Appointee of his or her fiduciary duties solely in his or her capacity as a director of the Company and in a manner consistent with such person’s and Starboard’s obligations under this Agreement.

Representations and Warranties of the Company

.  The Company represents and warrants to Starboard that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule,

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regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or agreement to which the Company is a party or by which it is bound.

Representations and Warranties of Starboard

.  Starboard represents and warrants to the Company that (a) the authorized signatory of Starboard set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind Starboard thereto, (b) this Agreement has been duly authorized, executed and delivered by Starboard, and is a valid and binding obligation of Starboard, enforceable against Starboard in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of Starboard as currently in effect, (d) the execution, delivery and performance of this Agreement by Starboard does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Starboard, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, (e) as of the date of this Agreement, Starboard’s Ownership is 6,733,000 shares of Common Stock, (f) as of the date hereof, Starboard does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership, and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement) and (g) except pursuant to such compensation letter agreements previously entered into with a New Appointee as disclosed in the Company’s Schedule 13D filed by Starboard with the SEC, as amended, Starboard will not, directly or indirectly, compensate or agree to compensate each of the New Appointees for his or her respective service as a nominee or director of the Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement), or other form of compensation directly or indirectly related to the Company or its securities. For the avoidance of doubt, nothing herein shall prohibit Starboard for compensating or agreeing to compensate any person for his or her respective service as a nominee or director of any other company.

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Press Release

.  Promptly following the execution of this Agreement, the Company and Starboard shall jointly issue a mutually agreeable press release (the “Press Release”) announcing certain terms of this Agreement in the form attached hereto as Exhibit B.  Prior to the issuance of the Press Release and subject to the terms of this Agreement, neither the Company (including the Board and any committee thereof) nor Starboard shall issue any press release or make public announcement regarding this Agreement or the matters contemplated hereby without the prior written consent of the other Party.  During the Standstill Period, neither the Company nor Starboard shall make any public announcement or statement that is inconsistent with or contrary to the terms of this Agreement.

Specific Performance

.  Each of Starboard, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages).  It is accordingly agreed that Starboard, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.  This Section 6 is not the exclusive remedy for any violation of this Agreement.

Expenses

.  The Company shall reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred through the date of this Agreement in connection with Starboard’s involvement at the Company, including, but not limited to its Schedule 13D filings and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $250,000 in the aggregate.

Severability

.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.  In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

Notices

.  Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); (c) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (d) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same.  The addresses and facsimile numbers for such communications shall be:

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If to the Company:

Cars.com Inc.
300 South Riverside, Suite 1100
Chicago, IL 60606
Attention:James F. Rogers

Chief Legal Officer
Facsimile:(312) 601-5755
Email:jrogers@cars.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue

New York, NY 10022
Attention:Mark D. Gerstein

M. Adel Aslani-Far
Facsimile:(212) 751-4864
E-mail:mark.gerstein@lw.com

adel.aslanifar@lw.com

If to Starboard or any member thereof:

Starboard Value LP
777 Third Avenue, 18th Floor
New York, NY 10017
Attention:Jeffrey C. Smith
Facsimile:(212) 845-7989
Email:jsmith@starboardvalue.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention:Steve Wolosky
Andrew Freedman
Facsimile:(212) 451-2222
Email:swolosky@olshanlaw.com
afreedman@olshanlaw.com

Applicable Law

.  This Agreement and all claims and causes of action hereunder, whether in tort or contract, or at law or in equity, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof.  Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, whether in tort or

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contract or at law or in equity, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware).  Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts.  Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  The Parties acknowledge that nothing in this Agreement limits the exercise of any director’s fiduciary duty as a director of the Company under applicable law (including the New Appointees).

Counterparts

.  This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

Mutual Non-Disparagement

.  Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period, or if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section 12, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, shall in any way publicly criticize, disparage, call into disrepute or otherwise defame or slander the other Party or such other Party’s subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Party’s subsidiaries who no longer serves in such capacity at any time following the execution of this Agreement), directors (including any current director of a Party or a Party’s subsidiaries who no longer serves in such capacity at any time following the execution of this Agreement), employees, stockholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Party, their businesses, products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives.  For purposes of this Section 12, no actions taken by any director, agent or other representative of a Party in any capacity other than on behalf of, and at the direction of, such Party will be covered by this Agreement.

Securities Laws

.  Starboard acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws may prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating

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such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term

.  This Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties with respect to the subject matter of this Agreement other than those expressly set forth herein.  No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Starboard.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns.  No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to Starboard, the prior written consent of the Company, and with respect to the Company, the prior written consent of Starboard.  This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities.  This Agreement shall terminate at the end of the Standstill Period, except the provisions of Sections 6, 9, 10, 13 and 14, which shall survive such termination; provided, however, that either Party may bring an action following such termination alleging a breach of this Agreement occurring prior to the end of the Standstill Period.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

COMPANY:

CARS.COM INC.

By:/s/ James F. Rogers
Name:James F. Rogers
Title:Chief Legal Officer

[Signature Page to Agreement]

STARBOARD:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By:Starboard Value LP, its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC

By:Starboard Value LP, its manager

STARBOARD VALUE AND OPPORTUNITY C LP

By:Starboard Value R LP, its general partner

STARBOARD VALUE R LP

By:Starboard Value R GP LLC, its general partner

STARBOARD VALUE LP

By:Starboard Value GP LLC, its general partner

STARBOARD VALUE GP LLC

By:Starboard Principal Co LP, its member

STARBOARD PRINCIPAL CO GP LLC

STARBOARD PRINCIPAL CO LP

By:Starboard Principal Co GP LLC, its general partner

STARBOARD VALUE R GP LLC

By:/s/ Jeffrey C. Smith
Name:Jeffrey C. Smith
Title:Authorized Signatory

[Signature Page to Agreement]

EXHIBIT A

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE LP

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

STARBOARD VALUE R GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

A-1

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EXHIBIT B

Press Release

(see attached)

B-1

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